SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ALIGN TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MAY 15, 2003

2:00 P.M.

TO OUR STOCKHOLDERS:

The 2003 Annual Meeting of Stockholders of Align Technology, Inc. will be held on Thursday, May 15, 2003 at 2:00 p.m. Pacific Daylight Time at Align’s executive offices at 881 Martin Avenue, Santa Clara, California 95050 for the following purposes:

1.	To elect six (6) directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the 2003 Annual Meeting of Stockholders, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our Common Stock at the close of business on Tuesday, March 18, 2003 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten (10) days prior to the meeting at our executive headquarters located at 881 Martin Avenue, Santa Clara, California 95050. A stockholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the 2003 Annual Meeting of Stockholders for inspection by any stockholder present at the meeting.

Whether or not you plan to attend the 2003 Annual Meeting of Stockholders, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. For specific instructions, please refer to the information provided with your proxy card.

For the Board of Directors of

ALIGN TECHNOLOGY, INC.

Roger E. George

Vice President, Legal Affairs, General Counsel and Corporate Secretary

Santa Clara, California

April 14, 2003

YOUR VOTE IS IMPORTANT PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

i

ALIGN TECHNOLOGY, INC.

PROXY STATEMENT FOR THE

2003 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of Align Technology, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2003 Annual Meeting of Stockholders to be held at 2:00 p.m. Pacific Daylight Time on Thursday, May 15, 2003, at our executive offices located at 881 Martin Avenue, Santa Clara, California 95050.

This proxy statement contains important information regarding our 2003 Annual Meeting of Stockholders. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Align”. The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2002.

We are sending the proxy materials on or about April 14, 2003 to all of our stockholders as of the record date, March 18, 2003. Stockholders who owned Align Common Stock at the close of business on March 18, 2003 are entitled to attend and vote at the 2003 Annual Meeting of Stockholders. On the record date, we had approximately 57,785,523 shares of our Common Stock issued and outstanding and 576 record stockholders.

V oting Procedures

As a stockholder, you have the right to vote on certain business matters affecting Align. The two proposals that will be presented at the 2003 Annual Meeting of Stockholders, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One” and “Proposal Two.” Each share of Align Common Stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided or by attending the 2003 Annual Meeting of Stockholders.

Methods of Voting

Voting by Mail. By signing and returning the proxy card according to the enclosed instructions, you are enabling our President and Chief Executive Officer, and our Chief Financial Officer and Vice President of Finance, who are named on the proxy card as “proxies or attorneys-in-fact”, to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the nominees for director identified in Proposal One; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

You may receive an additional copy of Align’s Annual Report on Form 10-K for fiscal 2002 without charge or a copy of the exhibits to Align’s Annual Report on Form 10-K for fiscal 2002 for a reasonable fee by sending a written request to Align Technology, Inc., 881 Martin Avenue, Santa Clara, California 95050, Attn: Barbara Domingo, Investor Relations or by sending an email to bdomingo@aligntech.com.

Voting in Person at the Meeting. If you plan to attend the 2003 Annual Meeting of Stockholders and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting you will need to bring a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the 2003 Annual Meeting of Stockholders. In order to do this, you may either:

•	sign and return another proxy bearing a later date before the beginning of the 2003 Annual Meeting of Stockholders;

•	provide written notice of the revocation to Eldon M. Bullington, our Chief Financial Officer and Vice President of Finance, prior to the time we take the vote at the 2003 Annual Meeting of Stockholders; or

•	attend the 2003 Annual Meeting of Stockholders and vote in person.

Quorum Requirement

A quorum, which is a majority of our outstanding shares of Common Stock as of the record date, must be present or represented in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting and will be considered as being represented if you submit a properly executed proxy card.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the 2003 Annual Meeting of Stockholders are as follows:

Proposal One—Election of Directors.    The six (6) director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

Proposal Two—Ratification of PricewaterhouseCoopers LLP as Independent Accountants.    Ratification of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003 will require the affirmative vote of a majority of the shares present, represented and voting at the 2003 Annual Meeting of Stockholders.

You may vote either “for” or “withhold” your vote for the director nominees. You may vote “for,” “against,” or “abstain” from voting on the proposal to ratify PricewaterhouseCoopers LLP as our independent accountants.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining the presence or absence of a quorum. Abstentions will not be counted in the tabulation of the voting results with respect to the election of directors. Abstentions will, however, have the same effect as a vote against the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold your Align Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a broker non-vote. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted in the tabulation of the voting results with respect to a particular proposal. See “Vote Required” following each proposal for further information.

Proxy Solicitation Costs

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of the proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by directors, officers and/or employees of Align. We expect EquiServe to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting

As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Stockholder proposals that stockholders intend to present at Align’s 2004 Annual Meeting of Stockholders and desire to have included in Align’s proxy materials relating to such meeting must be received by Align no later than December 16, 2003, which is 120 calendar days prior to the anniversary of this year’s Proxy Statement mailing date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

If you wish to present a proposal at Align’s 2004 Annual Meeting of Stockholders and the proposal is not intended to be included in Align’s proxy statement relating to that meeting, you must give Align advance notice of such proposal in accordance with Align’s Bylaws. Pursuant to Align’s Bylaws, in order for a stockholder proposal to be deemed properly presented under such circumstances, a stockholder must deliver notice of such proposal to Align’s Corporate Secretary at Align’s principal executive offices no earlier than the close of business January 16, 2004 and no later than the close of business on February 15, 2004. However, if the date of the 2004 Annual Meeting of Stockholders is either more than thirty (30) days before or more than seventy (70) days after May 15, 2004, the first anniversary of this year’s annual meeting, stockholders must give Align notice of any stockholder proposals no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and no later than the close of business on the later of (i) the ninetieth (90th) day prior to the annual meeting and (ii) the close of business on the tenth (10th) day following the day on which Align first publicly announces the date of the meeting. If a stockholder does not provide Align with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

The SEC rules establish a different deadline with respect to discretionary voting (the “Discretionary Vote Deadline”) for stockholder proposals that are not intended to be included in a company’s proxy statement. The Discretionary Vote Deadline for the 2004 Annual Meeting of Stockholders is February 29, 2004, which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of a proposal after the Discretionary Vote Deadline, Align’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at Align’s 2004 Annual Meeting of Stockholders. Because the stockholder proposal deadline provided for in Align’s Bylaws cannot be determined until Align publicly announces the date for the 2004 Annual Meeting of Stockholders, it is possible that the bylaw deadline may occur after the Discretionary Vote Deadline. In such a case, a stockholder proposal received after the Discretionary Vote Deadline but before the bylaw deadline would be eligible to be presented at the next year’s annual meeting, but Align believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

Other Matters

Other than the proposals listed above, our Board of Directors does not intend to present any other matters to be voted on at the 2003 Annual Meeting of Stockholders. Our Board of Directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the 2003 Annual Meeting of Stockholders and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of six (6) directors is to be elected at the 2003 Annual Meeting of Stockholders. The nominees for election at the 2003 Annual Meeting of Stockholders are: H. Kent Bowen, David E. Collins, Brian Dovey, Joseph Lacob, Thomas M. Prescott and Kelsey Wirth (the “Nominees”). The Nominating and Governance Committee of the Board of Directors selected, and the Board of Directors accepted, the Nominees for election to the Board of Directors. If elected, the Nominees will serve as directors until the 2004 Annual Meeting of Stockholders, and until their successors are duly elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of the Nominees. All of the Nominees currently serve as our directors. In the event any of the Nominees is unable or declines to serve as a director at the time of the 2003 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware that any of the Nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the Nominees.

Vote Required

If a quorum is present and voting, the six (6) nominees receiving the highest number of affirmative votes will be elected as a director. Abstentions will be counted as present for the purpose of determining a quorum. Abstentions and broker non-votes will not be counted in the election of directors. If you hold your Align shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have the authority to vote your shares.

Information Concerning the Nominees

The following table sets forth the name and age of the Nominees, the positions of each with Align and the period during which each has served as our director. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth below under “Principal Stockholders.” Additional information regarding each Nominee appears after the table.

Name	Age	Position(s) with Align	Director Since
H. Kent Bowen (1)(2)(3)	61	Director	2000
David E. Collins (2)(3)	68	Director	2003
Brian Dovey (1)(2)(3)	61	Director	1998
Joseph Lacob (2)(3)	47	Director	1997
Thomas M. Prescott	47	President, Chief Executive Officer and Director	2002
Kelsey Wirth	33	Director	1997

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating and Governance Committee

H. Kent Bowen has served as a director of Align since May 2000. Dr. Bowen is the Bruce Rauner Professor of Business Administration at Harvard University’s Graduate School of Business, where his research and teaching is in the field of operations and technology management. Prior to joining Harvard in 1992, he was an engineering professor at the Massachusetts Institute of Technology from 1970 to 1992 where he was Ford Professor of Engineering and co-founder of the Leaders for Manufacturing Program. He currently serves as a director of Ceramics Process Systems, a developer of thermal solution products, in addition to serving as a director of several private companies. He received his B.S. in Engineering from the University of Utah and his Ph.D from M.I.T.

David E. Collins was appointed to the Board of Directors of Align in April 2003. From 1994 to April 2003, Mr. Collins served as an independent consultant. His most recent operational role was with Schering-Plough Corporation from 1989 to 1994. At Schering-Plough, he created and served as President of a new consumer products division known as HealthCare Products, as well as serving as a member of the Schering-Plough Operations Committee, that company’s senior executive management group. Prior to Schering-Plough, Mr. Collins helped found New York-based venture capital firm Galen Partners. Mr. Collins spent 27 years with Johnson & Johnson. From 1961 to 1978 he served in a number of roles in the law department at Johnson & Johnson, including Corporate Secretary and General Counsel. During this period Mr. Collins also became a member of the Board of Directors. In 1978, Mr. Collins transitioned into a series of executive management roles, including President of McNeil Laboratories, responsibility for several Latin American subsidiaries, leadership of the worldwide consumer products business and oversight of corporate public relations, investor relations, strategic planning and the government legislative liaison office. In 1982, Mr. Collins became a member of the Johnson & Johnson Executive Management Committee. He left Johnson & Johnson in 1988 as Vice Chairman of the Board of Directors.

Brian Dovey has served as a director of Align since July 1998. Mr. Dovey has been a partner of Domain Associates, L.L.C., a venture capital firm, since 1988. He has served as Chairman of three companies and on the Board of Directors of some 20 additional companies. Prior to Domain, Mr. Dovey spent six years at Rorer Group, Inc. (now Aventis) and as President from 1986 to 1988. Previously, he was President of Survival Technology, Inc., a start-up medical products company whose sales growth placed it in the top ten of the Inc 100. Mr. Dovey also held management positions with Howmedica, Inc., Howmet Corporation and New York Telephone. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association and is on the Board of Trustees for the Wistar Institute and the Burnham Institute. He is a former Board Member of the Advanced Medical Technology Association and the Consumer Healthcare Products Association. Mr. Dovey currently serves on the Board of Directors of Cardiac Science, Inc. and several private companies. Mr. Dovey received his B.A. in Mathematics from Colgate University and an M.B.A. from Harvard University.

Joseph Lacob has served as a director of Align since August 1997 and has been a Partner of Kleiner Perkins Caufield & Byers (KPCB), a venture capital firm, since May 1987. Prior to that, Mr. Lacob was an executive with Cetus Corporation (now Chiron), FHP International, a health maintenance organization, and the management consulting firm of Booz, Allen & Hamilton. Since joining KPCB in 1987, he has led KPCB’s investments in over forty life science companies, including the start-up or incubation of a dozen ventures, and leads KPCB’s medical technology practice, which includes over thirty therapeutic and diagnostic medical device companies. Mr. Lacob is also active in KPCB’s new media and Internet company initiatives. He currently serves on the Board of Directors of Sportsline.com and Corixa, as well as several privately held companies. Mr. Lacob received his B.S. in Biochemistry from the University of California at Irvine, his Master’s in Public Health from the University of California at Los Angeles and his M.B.A. from Stanford University.

Thomas M. Prescott has served as our President and Chief Executive Officer and a member of the Board of Directors since March 2002. Prior to joining Align, Mr. Prescott was President and Chief Executive Officer of Cardiac Pathways, Inc. from May 1999 to August 2001, and a consultant for Boston Scientific Corporation from August 2001 to January 2002 after its acquisition of Cardiac Pathways in August 2001. Prior to Cardiac Pathways, Mr. Prescott held various sales, general management and executive roles at Nellcor Puritan Bennett, Inc. from April 1994 to May 1999, and various management positions at GE Medical Systems from October 1987 to April 1994. In addition, Mr. Prescott served in sales, marketing and management roles at Siemens from December 1980 to July 1986. Mr. Prescott serves as a director of R2 Technologies, Inc., a privately held company. He received his B.S. in Civil Engineering from Arizona State University and Masters in Management from Northwestern University.

Kelsey Wirth has served as a director of Align since our inception in April 1997. Ms. Wirth is one of our founders and served as President and Secretary from inception to November 2001. From 1993 to 1995, Ms. Wirth worked for the Environmental Working Group and World Resources Institute as an environmental consultant, and in 1992 she worked for the Lamm Senate campaign as director of constituency outreach. Ms. Wirth currently serves on the Board of Directors of the Center for Environmental Citizenship and the Environmental Working Group. Ms. Wirth received her B.A. in American History and Literature from Harvard College and her M.B.A. from Stanford University.

There are no family relationships between any director or executive officer.

Vote Required and Board of Directors Recommendation

The Nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the 2003 Annual Meeting of Stockholders will be elected as directors. The Board of Directors has unanimously approved H. Kent Bowen, David E. Collins, Brian Dovey, Joseph Lacob, Thomas M. Prescott and Kelsey Wirth as its nominees and recommends that stockholders vote “FOR” the election of these Nominees.

Board of Directors and Committee Meetings

Our Board of Directors held eleven meetings during fiscal 2002. Our Board of Directors has standing Audit and Compensation Committees. In December 2002, our Board of Directors also established a Nominating and Governance Committee, which met for the first time in January 2003. Prior to that date, the Board of Directors as a whole performed the functions of the Nominating and Governance Committee. All of our directors attended at least 75% of the meetings of the Board of Directors and any applicable committee held while they were members of our Board of Directors or the applicable committee.

Committee	Members	Committee Functions	Meetings Held in 2002
Audit Committee	H. Kent Bowen Brian Dovey Joseph Lacob

• Oversee Align’s accounting and financial reporting processes and audits of Align’s financial statements

• Regularly review Align’s system of internal controls

• Appoint, compensate and oversee independent auditors

• Pre-approve audit and non-audit services

• Review and provide guidance with respect to the external audit and Align’s relationship with its independent auditors

• Review and discuss with management and the independent auditors Align’s quarterly and annual financial statements

• Review, approve and monitor Align’s code of ethics for senior financial officers

• Establish procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters

• Engage outside legal, accounting or other advisors, as required

			5

Compensation Committee	H. Kent Bowen Brian Dovey	• Review and approve compensation for our officers and our Chief Executive Officer • Review and make recommendations to the Board regarding general compensation goals and guidelines for Align’s employees and the criteria on which bonuses to employees are determined • Review and make recommendations to the Board regarding the compensation policy for directors of and consultants to Align	3

Committee	Members	Committee Functions	Meetings Held in 2002
Nominating & Governance Committee	H. Kent Bowen Brian Dovey Joseph Lacob	• Evaluate the composition, organization and governance of our Board of Directors and its committees • Develop and recommend to the Board the governance principles applicable to Align • Recommend nomination of Board and committee members • Oversee and evaluate Board performance	—

Director Compensation

In fiscal 2002, we did not compensate any non-employee member of the Board of Directors for their service as a member of the Board of Directors, except through the grant of stock options. Directors who are also employees do not receive additional compensation for serving as directors. In fiscal 2003, Align intends to compensate non-employee Board of Directors members through an annual retainer, plus fees and expenses per meeting attended. The amount of such annual retainer and per meeting fee has not yet been determined.

Under the Automatic Option Grant Program of our 2001 Stock Incentive Plan, which was approved by our Board of Directors and stockholders in January 2001, each non-employee director receives an automatic option grant for 8,000 shares of Common Stock on the date of each annual meeting of stockholders during his or her period of continued service on the Board, provided that the individual has served as a non-employee member of the Board of Directors for at least six months. The shares generally vest upon completion of one year of service on the Board of Directors, measured from the grant date. Each new non-employee member of the Board of Directors will receive, at the time of his or her initial election or appointment to the Board, an automatic option grant for 32,000 shares that will generally vest in four successive equal annual installments over his or her first four years of Board of Directors service. The 2001 Stock Incentive Plan also enables the Board of Directors to make discretionary option grants to non-employee members of the Board of Directors. In connection with its decision to appoint David E. Collins to the Board of Directors on April 1, 2003, the Board of Directors approved a discretionary grant of 43,000 shares to David E. Collins, which together with Mr. Collins’ automatic grant for 32,000 shares, resulted in an aggregate of 75,000 option shares.

Each outstanding option under the Automatic Option Grant Program will become fully vested and immediately exercisable upon (i) certain changes in ownership or control of Align or (ii) the death or permanent disability of the Optionee while serving as a member of Align’s Board of Directors. Upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock, each such option may be surrendered to Align for a cash distribution per surrendered option share in an amount equal to the excess of (a) the tender offer price paid per share of Common Stock over (b) the exercise price payable for such option share.

The 2001 Stock Incentive Plan also contains a director fee option grant program. If we activate this program in the future, each non-employee member of the Board of Directors will have the opportunity to apply all or a portion of any retainer fee otherwise payable in cash to the acquisition of an option with an exercise price below the then fair market value of our shares.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors was formed in November 2000, and the current members of the Compensation Committee are Messrs. Bowen and Dovey. None of the members of the Compensation Committee of the Board of Directors was at any time since the formation of Align an officer or employee of Align. No executive officer of Align serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on Align’s Board of Directors or Compensation Committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors, acting upon the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2003. We expect that a representative of PricewaterhouseCoopers LLP will be present at the 2003 Annual Meeting of Stockholders, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

Vote Required and Board of Directors Recommendation

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our bylaws or any other applicable legal requirement. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented and voting at the 2003 Annual Meeting of Stockholders will be required to approve this proposal. The Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as Align’s independent accountants for the fiscal year ending December 31, 2003.

PRINCIPAL STOCKHOLDERS

The following table provides information relating to the beneficial ownership of our Common Stock as of March 18, 2003 by:

•	each stockholder known by us to own beneficially more than 5% of our Common Stock;

•	each of our executive officers named in the summary compensation table on page 12 of this Proxy Statement;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options Beneficially Owned” includes the number of shares of our Common Stock subject to options that are currently exercisable or will become exercisable on or before May 17, 2003, sixty (60) days from our record date for the 2003 Annual Meeting of Stockholders. The number of shares subject to options that each beneficial owner has the right to acquire on or before May 17, 2003 is listed separately under the column “Number of Shares Underlying Options Exercisable on or before May 17, 2003.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 57,785,523 shares of our Common Stock outstanding as of March 18, 2003. The address for those individuals for which an address is not otherwise provided is c/o Align Technology, Inc., 881 Martin Avenue, Santa Clara, California 95050. Unless otherwise indicated, we believe the stockholders listed below have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before May 17, 2003	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Joseph Lacob (1)	7,217,677	76,000	7,293,677	12.6%
Entities affiliated with Kleiner Perkins Caufield & Byers, L.P. (2)	6,690,713	—	6,690,713	11.6
Gordon Gund and affiliated entities (3)	5,828,450	—	5,828,450	10.1
Entities affiliated with Oak Hill Capital Partners, L.P (4)	5,813,412	—	5,813,412	10.1
Entities affiliated with The Carlyle Group (5)	5,601,289	—	5,601,289	9.7
Entities affiliated with Questmark Partners (6)	2,955,594	—	2,955,594	5.1
Kelsey Wirth	2,565,622	508,000	3,073,622	5.3
Zia Chishti	2,021,663	783,333	2,804,996	4.9
Brian Dovey (7)	1,914,765	16,000	1,930,765	3.3
Entities affiliated with Domain Associates, L.L.C. (8)	1,907,368	—	1,907,368	3.3
Len M. Hedge (9)	269,420	71,666	341,086	*
Amir Abolfathi (10)	212,898	65,407	278,305	*
Thomas M. Prescott	79,931	324,999	404,930	*
H. Kent Bowen (11)	66,000	16,000	82,000	*
Jon Fjeld	11,908	254,573	266,481	*
David S. Thrower	4,500	—	4,500	*
All current executive officers and directors as a group (11 persons)	12,325,931	1,332,645	13,658,576	23.6%

*	Less than 1%

(1)	Includes 6,690,713 shares held by entities affiliated with Kleiner Perkins Caufield & Byers, L.P. Mr. Lacob disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

(2)	Principal address is 2750 Sand Hill Road, Menlo Park, CA 94025. Consists of 6,129,918 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 358,381 shares held by KPCB VIII Founders Fund, L.P. and 202,414 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P. Joseph Lacob, one of our directors, is a general partner of one or more of the Kleiner Entities and shares voting and dispositive power with respect to the shares held by one or more of such entities. Mr. Lacob disclaims beneficial ownership of such shares in which he has no pecuniary interest.

(3)	Includes 5,793,150 shares held in trust for immediate family members and shares held by immediate family members.

(4)	Principal address is 201 Main Street, Suite 2415, Fort Worth, TX 76102. Consists of 5,461,258 shares held by Oak Hill Capital Partners, L.P. and 286,365 shares held by OHCMP Align, L.P. and 65,789 shares held by Oak Hill Capital Management Partners, L.P.

(5)	Principal address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004. Consists of 5,460,552 shares held of record by Carlyle Partners III, L.P. and 140,737 shares held of record by CP III Coinvestment, L.P. Voting and dispositive power with respect to such shares may be deemed to be shared by (i) TC Group III, L.P., as the sole general partner of Carlyle Partners III, L.P. and CP III Coinvestment, (ii) TC Group III, L.L.C., as the sole general partner of TC Group III, L.P., (iii) TC Group, L.L.C., as the managing member of TC Group II, L.L.C., (iv) TCG Holdings, L.L.C., as the managing member of TC Group, L.L.C. and (v) William E. Conway, Jr., David M. Rubenstein and Daniel A. D’Aniello, as managing member of TCG Holding, L.L.C. Messrs. Conway, Rubenstein and D’Aniello disclaim such beneficial ownership.

(6)	Principal address is 1 South Street, Suite 800, Baltimore, MD 21202. Includes 2,060,317 shares held by Questmark Partners, L.P., 364,972 shares held by Questmark Partners Side Fund, L.P., and 530,305 shares held by Artel Services NV.

(7)	Consists of 1,707,760 shares held by Domain Partners III, L.P., 38,747 shares held by DP III Associates, L.P., 77,880 shares held by Domain Associates, L.L.C., 82,981 shares held by One Palmer Square Associates III, L.P. and 7,397 shares held by Brian Dovey. Mr. Dovey, one of Align’s directors, is a general partner of One Palmer Square Associates III, L.P., which is the general partner of Domain Partners III, L.P. and DP III, Associates, L.P. Mr. Dovey is also a managing member of Domain Associates, L.L.C. Mr. Dovey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. With regard to the shares beneficially owned by Domain Partners III, L.P. and DP III Associates, L.P., the general partners of One Palmer Square Associates III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates, L.P., share voting and investment power with respect to these shares. With regard to the shares held in the name of Domain Associates, L.L.C., voting and investment power is shares among the managing members. Several managing members of Domain Associates, L.L.C. are also general partners of One Palmer Square Associates III, L.P.

(8)	Principal address is One Palmer Square, Suite 515, Princeton, NJ 08542. Consists of 1,707,760 shares held by Domain Partners III, L.P., 38,747 shares held by DP III Associates, L.P., 77,880 shares held by Domain Associates, L.L.C., and 82,981 shares held by One Palmer Square Associates III, L.P. Mr. Dovey, one of Align’s directors, is a general partner of One Palmer Square Associates III, L.P., which is the general partner of Domain Partners III, L.P. and DP III Associates, L.P. Mr. Dovey is also a managing member of Domain Associates, L.L.C. Mr. Dovey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. With regard to the shares beneficially owned by Domain Partners III, L.P. and DP III Associates, L.P., the general partners of One Palmer Square Associates III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates, L.P., share voting and investment power with respect to these shares. With regard to the shares held in the name of Domain Associates, L.L.C., voting and investment power is shares among the managing members. Several managing members of Domain Associates, L.L.C. are also general partners of One Palmer Square Associates III, L.P.

(9)	Includes 82,802 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Hedge’s employment with us, which right lapses over time.

(10)	Includes 63,563 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Abolfathi’s employment with us, which right lapses over time.

(11)	Includes 18,667 shares subject to repurchase by us at the original exercise price in the event of termination of Mr. Bowen’s service with us as a director, which repurchase right lapses over time.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of each individual that served as Chief Executive Officer during fiscal 2002 and our four next most highly compensated executive officers whose compensation exceeded $100,000 in fiscal 2002 for services rendered in all capacities for the years indicated (the “Named Executive Officers”).

Annual compensation listed in the following table excludes other compensation in the form of perquisites and other personal benefits that constitutes the lesser of $50,000 or 10% of the total annual salary and bonus of each of the Named Executive Officers in fiscal 2002.

		Annual Compensation		Long-Term Compensation Awards
Securities
	Fiscal		Bonus/	Underlying	All Other
Name and Principal Position	Year	Salary($)	Commission($)	Options(#)	Compensation
Thomas M. Prescott (1) President, Chief Executive Officer and Director	2002 2001 2000	$266,539 — —	— — —	1,200,000 — —	— — —

Zia Chishti (2) Former Chief Executive Officer and Former Chairman of the Board	2002 2001 2000	281,538 225,000 152,308	— — —	200,000 1,000,000 —	— — —

Jon Fjeld Vice President, Technology	2002 2001 2000	200,000 194,069 —	— 20,000 —	50,000 — 240,000	— — —

Len M. Hedge Vice President, Manufacturing	2002 2001 2000	200,000 150,000 147,500	— 30,000 26,000	75,000 — 242,338	— — —

Amir Abolfathi Vice President, Research and Development	2002 2001 2000	165,000 135,000 135,000	— 20,000 20,000	50,000 — 263,732	— — —

David S. Thrower (3) Vice President, Global Marketing	2002 2001 2000	86,157 — —	230,000 — —	200,000 — —	$37,483(4) — —

(1)	Thomas M. Prescott joined Align as the President, Chief Executive Officer and a director in March 2002. Mr. Prescott’s annual salary in fiscal 2002 was $350,000.

(2)	Zia Chishti resigned as the Chief Executive Officer of Align in March 2002 and as a director of Align in March 2003.

(3)	David S. Thrower joined Align as the Vice President, Global Marketing in August 2002. Mr. Thrower’s annual salary in fiscal 2002 was $210,000.

(4)	Includes $37,483 in relocation expenses paid by Align.

Option Grants in Fiscal 2002

The following table sets forth information regarding option grants to each of the Named Executive Officers during the fiscal year ended December 31, 2002. No stock appreciation rights were granted to any of the Named Executive Officers during fiscal 2002.

	Number or Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in 2002	Exercise or Base ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Thomas M Prescott	1,200,000	28.92%	$4.95	3/27/2012	$3,735,634	$9,466,830
Zia Chishti	200,000	4.82	4.36	5/16/2012	444,147	1,223,744
Jon Fjeld	50,000	1.20	4.18	2/26/2012	131,439	333,092
Len M. Hedge	75,000	1.81	4.18	2/26/2012	197,158	499,638
Amir Abolfathi	50,000	1.20	4.18	2/26/2012	131,439	333,092
David S. Thrower	200,000	4.82	2.35	8/9/2012	295,580	749,059

The actual stock price appreciation over the 10-year option term may not be at the above 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of Common Stock appreciates over the option term, no value will be realized from the option grant made to the Named Executive Officer.

In fiscal 2002, we granted options to purchase up to a total of 4,149,750 shares to employees, directors and consultants under our 2001 Stock Incentive Plan at exercise prices equal to the fair market value of our Common Stock on the date of grant, as reported by Nasdaq.

Options granted under the Automatic Option Grant Program of the 2001 Stock Incentive Plan and the 1997 Stock Incentive Plan are immediately exercisable in full, but any shares purchased under these options that are not vested are subject to our right to repurchase the shares at the original option exercise price paid per share. In general, this repurchase right lapses as to 25% of the shares after one year of service, and as to the remaining shares, in equal monthly installments over the subsequent, additional three-year period. Options granted become fully vested and exercisable in the event of a merger, consolidation, reorganization or asset sale, unless a successor corporation assumes the options.

In March 2002, Mr. Chishti resigned as Align’s Chief Executive Officer. In connection with his resignation, we entered into a Transition, Consulting and Separation Agreement with Mr. Chishti. Pursuant to the Transition, Consulting and Separation Agreement, Mr. Chishti provided CEO transition assistance for six months and is required to provide consulting services for a period of up to four years following the date of his resignation. On February 8, 2002, the Board of Directors granted Mr. Chishti a nonstatutory option to purchase 200,000 shares of our Common Stock. This option will continue to vest on a monthly basis at the rate of one-twelfth of the underlying shares for as long as Mr. Chishti remains a consultant to Align. The option for 100,000 shares at an exercise price of $15.00 per share that Align granted to Mr. Chishti on January 4, 2001 will also continue to vest for as long as Mr. Chishti remains a consultant to Align. Mr. Chishti resigned from Align’s Board of Directors on March 23, 2003. Mr. Chishti’s resignation from the Board of Directors does not affect his or Align’s rights or obligations under the Transition, Consulting and Separation Agreement or Mr. Chishti’s options.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information relating to the number and value of shares of Common Stock underlying the unexercised options held by each of the Named Executive Officers as of December 31, 2002. In addition, it indicates the number and value of vested and unvested options held by these Named Executive Officers as of December 31, 2002. No stock appreciation rights were exercised during fiscal 2002 and no stock appreciation rights were outstanding as of December 31, 2002.

The value of unexercised in-the-money options represents the positive spread between the exercise price of the stock options and the fair market value of our Common Stock as of December 31, 2002, which was $2.761 per share, multiplied by the number of shares subject to the option.

	Shares Acquired	Realized
			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
Name	on Exercise	Value	Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable
Thomas M. Prescott	—	—	—	1,200,000	—	—
Zia Chishti	—	—	645,832	554,168	—	—
Jon Fjeld	—	—	130,407	159,593	$203,397	$203,403
Len M. Hedge	—	—	60,521	61,147	113,102	8,702
Amir Abolfathi	49,166	$223,705	33,325	67,509	54,082	65,886
David S. Thrower	—	—	—	200,000	—	82,000

The number of shares exercisable by each of the Named Executive Officers as of December 31, 2002 is equal to the number of vested option shares exercisable as of that date. In the case of certain of the outstanding options held by the Named Executive Officers, the options may be exercised for all of the underlying option shares but any unvested shares purchased under those options are subject to our right to repurchase the shares at the shares’ option exercise price. The unvested option shares subject to those options are included in the above table in the number of option shares that are unexercisable as of December 31, 2002.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Employment Contracts

(i)  Employment Agreement with Thomas M. Prescott

On March 27, 2002, we hired Thomas M. Prescott as our President and Chief Executive Officer and entered into an Employment Agreement with Mr. Prescott in connection with his new position. Under the terms of the Employment Agreement and as consideration for his duties as President and Chief Executive Officer, we agreed to pay Mr. Prescott a base salary of $350,000 per year, plus an annual bonus of up to 50% of his base salary based on the attainment of performance objectives subsequently agreed upon and established by our Board of Directors and Mr. Prescott. In addition, we granted Mr. Prescott an option to purchase 1,200,000 shares of our Common Stock that will vest during his employment over a four-year period, with 25% of the underlying shares vesting upon the first anniversary of his start date and the remainder vesting in equal monthly installments over the remaining three-year period. In the event of a Change of Control (as defined in the agreement), Mr. Prescott shall immediately vest in 50% of the then unvested portion of the option. We also agreed that upon a termination of Mr. Prescott’s employment by us or him as a result of his incapacity, by us for reasons other than for Cause (as defined in the agreement), or by him for Good Reason (as defined in the agreement), we would pay Mr. Prescott severance benefits including 12 monthly payments equal in the aggregate to one year of his base salary, 12 months of additional vesting of the shares underlying his option as of the date of his termination, plus pay for his health insurance coverage at the same level he received while an officer of Align during the 12 months following his termination for as long as he remains eligible for such coverage.

(ii)  Employment Agreements with Executive Officers

In fiscal 2002, we entered into Employment Agreements with each of Eldon M. Bullington, our Chief Financial Officer and Vice President of Finance, Roger E. George, our Vice President of Legal Affairs, General Counsel and Corporate Secretary, David S. Thrower, our Vice President of Global Marketing, Jon Fjeld, our Vice President of Technology, Len M. Hedge, our Vice President of Manufacturing, and Amir Abolfathi, our Vice President of Research and Development. Each Employment Agreement provides that each executive is entitled to receive a specified salary and a target bonus of 30% of the applicable salary. The target bonus is contingent upon the attainment by the executive of specified performance objectives and his being employed by Align at the time the bonus is to be paid. These executives are also eligible for an annual incentive stock option grant, with 25% of the stock underlying the options to vest after 12 months of continuous service and the remainder to vest in equal installments over the next three years of continuous service. In the event of a termination of an executive’s employment without Cause (as defined in the Employment Agreement), such executive will be entitled to (i) the then current year’s target bonus, prorated for the number of days the executive has been employed during the year, (ii) one year’s base salary and (iii) the greater of the then current year’s target bonus or the actual prior year’s bonus. In the event of a Change of Control (as defined in the Employment Agreement), (i) the executive will immediately vest in options representing an additional 12 months of service and (ii) if within 12 months of a Change of Control either (a) the executive’s employment is terminated without Cause or (b) the executive resigns for Good Reason (as defined in the Employment Agreement), the executive will immediately vest in all outstanding options and be entitled to (x) the then current year’s target bonus prorated for the number of days the executive has been employed during the year, (y) one year’s base salary and (z) the greater of the then current year’s target bonus or the actual prior year’s bonus.

Termination of Employment and Change in Control Arrangements

(i)  Promissory Notes

In November 2000, each of Messrs. Hedge and Abolfathi delivered full-recourse promissory notes to Align in payment of the exercise price of outstanding stock options each held under our 1997 Stock Incentive Plan. The aggregate principal amount secured under the notes and the number of shares underlying the options are as follows: Hedge—$211,540, 242,338 shares and Abolfathi—$174,375, 163,732 shares. Each note is due May 2004 and bears interest at a rate of 9.5% per annum, compounded annually. Each note is secured by pledges of the purchased shares to us and pledges of collateral which, together with the shares, have a value of twice the principal amount of each note. The shares and collateral underlying the pledges will be released from the pledges only upon the entire payment or prepayment of the principal balance of each note, together with payment of all accrued interest on the principal amount so paid or prepaid. Accrued interest becomes due on each anniversary of the signing of each note and the principal balance will become due and payable in one lump sum in May 2004. However, the entire unpaid balances of the notes will become due and payable upon termination of employment, failure to pay any installment of principal or interest when due, the insolvency of the maker of the notes, or in the event we are acquired and receive cash or freely tradable securities for our shares in the acquisition. None of the shares serving as security for the notes may be sold unless the principal portion of the note attributable to those shares, together with the accrued interest on that principal portion, is paid to us.

In June 2002, Align received a promissory note from Zia Chisthi pursuant to which Align loaned $200,000 to Mr. Chishti to facilitate his exercise of an option for shares of Align Common Stock. This promissory note is secured by a Stock Pledge Agreement and bears interest at a rate of 3.21% per annum. The principal and accrued interest under the promissory note becomes payable in full to Align in June 2004. However, the entire unpaid balance of the note will become due and payable upon termination for cause of Mr. Chishti’s consulting engagement with us pursuant to the Transition, Consulting and Separation Agreement, failure to pay any installment of principal or interest when due, or his insolvency. None of the shares serving as security for the notes may be sold unless the principal portion of the note attributable to those shares, together with the accrued interest on that principal portion, is paid to Align.

(ii)  Transition, Consulting and Separation Agreement with Zia Chishti

In March 2002, Mr. Chishti resigned as Align’s Chief Executive Officer. In connection with his resignation, we entered into a Transition, Consulting and Separation Agreement with Mr. Chishti. Pursuant to this agreement, Mr. Chishti provided Align with CEO transition assistance for six months and is required to provide consulting services for a period of up to four years following the date of his resignation. As consideration for his services, Align agreed to pay Mr. Chishti a monthly retainer of $25,000 for the first two years of his consulting arrangement, and $16,667 for the second two years of his consulting arrangement, plus pay for his health insurance coverage at the same level he received while an officer of Align during his consulting arrangement for as long as he remains eligible for such coverage. On February 8, 2002, the Board of Directors granted

Mr. Chishti a nonstatutory option to purchase 200,000 shares of our Common Stock. This new option will vest on a monthly basis at the rate of one-twelfth of the underlying shares for as long as Mr. Chishti remains a consultant to us. Mr. Chishti’s option granted on January 4, 2001 to purchase 1,000,000 shares of our Common Stock at an exercise price of $15.00 per share will also continue to vest for as long as Mr. Chishti remains a consultant to Align. Mr. Chishti resigned from Align’s Board of Directors on March 23, 2003. Mr. Chishti’s resignation from the Board of Directors does not affect his or Align’s rights or obligations under the Transition, Consulting and Separation Agreement or Mr. Chishti’s options.

(iii)  Option Agreement with Thomas M. Prescott

Pursuant to the option agreement described in the section entitled “Employment Contracts and Termination of Employment and Change in Control Arrangements” beginning on page 14 of this Proxy Statement, in the event of a Change of Control (as defined in the agreement), Mr. Prescott will immediately vest in 50% of the previously unvested portion of the option. We also agreed that upon a termination of Mr. Prescott’s employment by us or him as a result of his incapacity, by us for reasons other than for Cause (as defined in the agreement), or by him for Good Reason (as defined in the agreement), we would pay Mr. Prescott severance benefits including 12 equal monthly payments equal in the aggregate to one year of his base salary, 12 months of additional vesting of his option as of the date of his termination, plus pay for his health insurance coverage at the same level he received while an officer of Align during the 12 months following his termination for as long as he remains eligible for such coverage.

(iv)  Option Agreements with Executives

Pursuant to the Employment Agreements described in the section entitled “Employment Contracts and Termination of Employment and Change in Control Arrangements” beginning on page 14 of this Proxy Statement, in the event of a Change of Control (as defined in the Employment Agreement), the executives will immediately vest in options representing an additional 12 months of service. If within 12 months of a Change of Control either (a) the executive’s employment is terminated without Cause or (b) the executive resigns for Good Reason (as defined in the Employment Agreement), the executive will immediately vest in all outstanding options.

(v)  Options Under the 1997 Stock Incentive Plan

Options granted to our executive officers under Align’s 1997 Stock Incentive Plan become fully vested and exercisable in the event of an involuntary termination of the executive’s employment within 12 months of a merger or asset sale. In addition, the Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 2001 Stock Incentive Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and Align’s other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of Align by merger or asset sale, (ii) a change in ownership of more than 50% of our outstanding Common Stock or (iii) a change in the majority of the Board of Directors as a result of one or more contested elections for Board of Directors membership. The Compensation Committee also has the authority under the 2001 Stock Incentive Plan to accelerate the vesting of outstanding options immediately upon such acquisition or change in ownership or majority of the Board.

We currently have no other employment contracts with any of our Named Executive Officers, and we have no other compensatory plan or arrangement with any of our Named Executive Officers where the amount to be paid exceeds $100,000 and which are activated upon resignation, termination or retirement of any such Named Executive Officer either in conjunction with or in the absence of a change in control of Align.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Align Technology, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of our compensation programs for other key executives and approves stock option grants for all executive officers. The Compensation Committee is composed entirely of non-employee directors.

General Compensation Policies

We compete in an aggressive and dynamic industry and, as a result, hiring and retaining quality employees, particularly senior managers, are key factors to our success. We believe that the compensation programs should be designed to attract, motivate, and retain a highly qualified executive management team and should be determined within a competitive framework based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance.

Within this overall philosophy, our objectives are:

•	To link executive compensation to Align’s financial performance and to a lesser extent to individual management objectives established by the Compensation Committee;

•	To compensate executive management competitively with similarly situated companies; and

•	To create incentives which strengthen the mutuality of interests between the executive officers and stockholders by providing significant equity-based, long-term incentives.

Compensation Components

Cash Compensation

We seek to provide cash compensation to our executive officers, including base salary and cash bonuses, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated companies. Annual increases in base salary are determined on an individual basis through an assessment of market data and a review of the executive officer’s performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

Long-Term, Equity-Based Incentive Awards

The goal of Align’s long-term, equity-based incentive awards is to align the interests of each executive officer with those of the stockholders and provide each executive officer with a significant incentive to manage Align from the perspective of an owner with an equity stake in the business. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our Common Stock increases above the exercise price. In addition, employees must remain employed by us for a fixed period of time in order for the options to vest fully. Options generally vest over a 48-month period to encourage option holders to continue in our employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer’s current position with Align, internal comparability with option grants made to other Align executives, the executive officer’s current level of performance and the executive officer’s potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual.

All of the options granted in the year ended December 31, 2002 were approved by the full Board of Directors based on recommendations of the Compensation Committee.

Chief Executive Officer Compensation

Upon the recommendation of the Compensation Committee, the Board of Directors determined the compensation paid to Mr. Prescott, Align’s President and Chief Executive Officer, during the fiscal year ended December 31, 2002. Mr. Prescott’s base salary was set at a level negotiated with Mr. Prescott in connection with his joining Align and one that the Compensation Committee concluded would be competitive with the base salary levels in effect for chief executive officers at similarly situated companies within the industry. During fiscal 2002, Mr. Prescott’s base annual salary was $350,000.

Based on an understanding of relevant compensation information, the Compensation Committee determined that the cash compensation paid to our Chief Executive Officer in fiscal 2002 is reasonable in relation to amounts paid to chief executive officers with similar responsibilities at similarly situated companies.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid in cash to Align’s executive officers for fiscal 2002 did not exceed the $1 million limit per executive officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to Align’s executive officers for fiscal 2003 will exceed that limit. Align’s 2001 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, and therefore will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of Align’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to Align’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of the other executive officers approach the $1 million level.

It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

H. Kent Bowen

Brian Dovey

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report by the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “Soliciting” Material” under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Align Technology, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The following is the report of the Audit Committee of the Board of Directors with respect to Align’s audited financial statements for the fiscal year ended December 31, 2002, which include the consolidated balance sheets of Align as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto.

In accordance with the written charter adopted by the Board of Directors of Align, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Align. The Audit Committee recommended to the Board of Directors, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as Align’s independent accountants.

Management is responsible for Align’s internal controls. Align’s independent auditors are responsible for performing an independent audit of Align’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to Align’s financial reporting, and reviews the results and scope of the audit and other services provided by Align’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and Align’s independent auditors. Management represented to the Audit Committee that Align’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Align’s independent auditors. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Before selecting PricewaterhouseCoopers LLP, the Audit Committee carefully considered PricewaterhouseCoopers LLP’s qualifications as independent accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters to be considered under the SEC’s rules regarding auditor independence, including the nature and extent of non-audit services, to ensure that the accountants’ independence will not be impaired. The Audit Committee also discussed, with the independent auditors, matters relating to their independence from Align and its management, including a review of audit and non-audit fees. The Audit Committee also received the written disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee expressed its satisfaction with PricewaterhouseCoopers LLP in all of these respects. The Audit Committee of our Board of Directors has determined that the provision of services by PricewaterhouseCoopers LLP for non-audit related services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as our independent accountants.

Principal Accountant Fees

Audit Fees

Fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of Align’s annual consolidated financial statements for the fiscal year ended December 31, 2002 were $242,761, of which $90,585 had been billed through December 31, 2002. Fees billed to Align by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2002 for the audit of Align’s annual consolidated financial statements for the fiscal year ended December 31, 2001 were $151,143.

Financial Information Systems Design and Implementation Fees.

Align did not engage PricewaterhouseCoopers LLP to advise Align regarding financial information systems design and implementation during fiscal 2002.

All Other Fees

Aggregate fees for all other services billed to Align by PricewaterhouseCoopers LLP during fiscal 2002 were $378,523. Of this amount, fees related to 2002 tax services were $86,900, fees related to 2001 tax services were $242,082, fees related to 2000 tax services were $36,000, fees for 2002 audit related services were $6,815 and fees for 2001 audit related services were $6,725.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include Align’s audited consolidated financial statements in Align’s Annual Report on Form 10-K for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission on March 27, 2003.

Respectfully submitted by:

AUDIT COMMITTEE

Brian Dovey

Joseph Lacob

H. Kent Bowen

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ending December 31, 2002 all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions With Management and Others

(i)  Kelsey D. Wirth Consulting Agreement

Pursuant to the Consulting Agreement described in the section entitled “Employment Contracts and Termination of Employment and Change in Control Agreements” beginning on page 14 of this Proxy Statement, Ms. Wirth provided consulting services to the Board of Directors and our President and Chief Executive Officer until November 9, 2002. As consideration for her services, Ms. Wirth received a monthly consulting fee through November 8, 2002 of $18,750, plus the payment of health insurance coverage at the same level she received while an officer of Align. In addition, the option for 1,000,000 shares that Align granted to Ms. Wirth in January 2001 vested through to January 3, 2003. These vested options will remain exercisable by Ms. Wirth for as long as she remains a member of Align’s Board of Directors.

(ii)  Zia Chishti Transition, Consulting and Separation Agreement

In connection with the Transition, Consulting and Separation Agreement described in the section entitled “Employment Contracts and Termination of Employment and Change in Control Agreements” beginning on page 14 of this Proxy Statement, Mr. Chishti is required to provide Align with consulting services for up to four years from his resignation as Chief Executive Officer on March 27, 2002. As consideration for his services, Mr. Chishti receives a monthly retainer of $25,000 for the first two years of his consulting arrangement, and $16,667 per month for the second two years of his consulting arrangement, plus health insurance coverage at the same level he received while an officer of Align for as long as he remains eligible for such coverage. Mr. Chishti’s outstanding options for an aggregate of 300,000 shares of our Common Stock will continue to vest for as long as Mr. Chishti remains a consultant to Align. Mr. Chishti resigned from Align’s Board of Directors on March 23, 2003. Mr. Chishti’s resignation from the Board of Directors does not affect his or Align’s rights or obligations under the Transition, Consulting and Separation Agreement or Mr. Chishti’s options.

(iii)  Stephen J. Bonelli Settlement and General Release Agreement

On October 1, 2002, we entered into a Settlement and General Release Agreement with Stephen J. Bonelli in connection with the termination of his employment as our Chief Financial Officer. Pursuant to the Settlement and General Release Agreement, Mr. Bonelli received severance in the amount of $200,000 and twelve months’ accelerated vesting on his then outstanding unvested options. In return, Mr. Bonelli was obligated to provide Align with consulting services for three months from the date of termination and a general release of any and all claims against Align.

(iv)  Indemnification Agreements With Officers and Directors

We have entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers and directors.

Indebtedness of Management

(i)  Len M. Hedge and Amir Abolfathi Promissory Notes

Pursuant to the full-recourse promissory notes discussed in the section entitled “Employment Contracts and Termination of Employment and Change in Control Arrangements” beginning on page 14 of this Proxy Statement, as of March 31, 2003 the principal and accrued interest due to Align under Messrs. Hedge and Abolfathi’s promissory notes was $219,471 and $180,912, respectively.

(ii)  Zia Chishti Promissory Note

Pursuant to the full-recourse promissory note by Zia Chishti discussed in the section entitled “Employment Contracts and Termination of Employment and Change in Control Arrangements” beginning on page 14 of this Proxy Statement, as of March 31, 2003, the principal and accrued interest due under Mr. Chishti’s promissory note was $205,088.

PERFORMANCE GRAPH

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our Common Stock shall not be deemed “filed” with the Commission or “Soliciting” Material” under the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Align Technology, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The following graph compares the cumulative total stockholder return on our Common Stock with that of the NASDAQ Stock Market US Index, a broad market index published by the National Association of Securities Dealers, Inc., and the Medical Appliances and Equipment Group Index compiled by Media General Financial Services. The comparison for each of the periods assumes that $100 was invested on January 26, 2001 in our Common Stock, the stocks are included in the NASDAQ Stock Market US Index and the stocks included the Medical Appliances and Equipment Group Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

COMPARE CUMULATIVE TOTAL RETURN

AMONG ALIGN TECHNOLOGY, INC.,

NASDAQ MARKET INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 26, 2001

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2002

OTHER MATTERS

We know of no other matters to be submitted at the 2003 Annual Meeting of Stockholders. If any other matters properly come before the 2003 Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the 2003 Annual Meeting of Stockholders, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF

ALIGN TECHNOLOGY, INC.

Dated:  April 14, 2003

APPENDIX I

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

ALIGN TECHNOLOGY, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Align Technology, Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ALIGN TECHNOLOGY, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Align Technology, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 2003, and hereby appoints Thomas M. Prescott and Eldon M. Bullington or either of them acting in the absence of the other, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of Align Technology, Inc. to be held on Thursday, May 15, 2003 at 2:00 p.m. Pacific Daylight Time at Align Technology, Inc.’s executive offices located at 881 Martin Avenue, Santa Clara, California 95050 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock of Align Technology, Inc. on all matters to be considered at the meeting which the undersigned would be entitled to vote if then and there personally present.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR”: (1) EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS NAMED IN PROPOSAL ONE; (2) THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2003 FISCAL YEAR AS SET FORTH IN PROPOSAL TWO AND (3) AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

FOLD AND DETACH HERE

ALIGN TECHNOLOGY, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

☒ Please mark votes as in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 & 2.

1.	ELECTION OF DIRECTORS.

Nominees: (01)  H. Kent Bowen  (02)  David E. Collins

(03) Brian Dovey  (04) Joseph Lacob

(05) Thomas M. Prescott  (06) Kelsey Wirth

FOR ALL NOMINEES	WITHHOLD FROM ALL NOMINEES (except as indicated otherwise below)
☐	☐

☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above).

2.	RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Align Technology, Inc.’s independent accountants for the fiscal year ending December 31, 2003

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Upon such other matters as may properly come before or incidental to the conduct of the 2003 Annual Meeting of Stockholders, the proxies shall vote in such manner as they determine to be in the best interests of Align Technology, Inc. Align Technology, Inc. is not presently aware of any such matters to be presented for action at the meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

After you have marked and dated this proxy, please sign exactly as your name appears on this card and return this card promptly in the enclosed envelope. If the shares being voted are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. If you are signing as attorney, executor, administrator, trustee or guardian or if you are signing in another fiduciary capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature:                                                                                                                                                                           Date: ________

Signature:                                                                                                                                                                           Date: ________

FOLD AND DETACH HERE